AGREEMENT AND SETTLEMENT


         THIS AGREEMENT AND SETTLEMENT (the "Agreement") effective as of June 24, 2005, by and between Erwin Vahlsing, Jr. ("Vahlsing") and ICOA Inc., a Nevada corporation (the "Company").


                                 R E CI T A L S:

     WHEREAS, Vahlsing has accrued salary due of $195,986 covering certain periods from 2001-2004, plus interest accruing on such salary due;

     WHEREAS, on April 3, 2003, the Company executed that certain Note (the "Note") in the principal amount of $28,377, payable to Vahlsing and accrued interest thereon remains unpaid as of the date hereof;

     WHEREAS, commencing in 2003, Vahlsing has provided for the Company's use an Interactive Intelligence IVR phone system (the "Phone System");

     WHEREAS, the closing price per share of Company's common stock, par value $0.001 per share (the "Common Stock"), as of June 23, 2005 was $.054 per share;

     WHEREAS, Vahlsing desires to convert certain portions of the amounts due him into shares of the Company's Common Stock, and the Company desires to have Vahlsing convert such amounts at a price of $0.054 per share and issue 5 million shares of Common Stock (the "Shares");

     WHEREAS, the Shares are subject to the Registration Rights Agreement in form attached hereto as Exhibit B

     NOW THEREFORE, in consideration of the mutual agreements, covenants and premises set forth herein for certain other good and valuable consideration, the receipt and adequacy are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    AGREEMENT

        1. Incorporation of Recitals. The forgoing recitals are true and correct and are incorporated herein by this reference.

        2. Issuance of Shares. The Company hereby agrees to deliver the Shares Vahlsing within ten days of the date hereof.

        3. Acknowledgement of Amounts Owed. Vahlsing hereby acknowledges and agrees that, except for the amounts owed to him by the Company pursuant to the terms of the Stock Option Grant dated March 29, 2005 and Employment Agreement dated June 24, 2005, (the "Current Compensation Agreements") there are no other sums, securities or benefits due Vahlsing by the Company. Vahlsing hereby agrees that the Note is hereby cancelled.


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        4. Use of Phone  System.  Vahlsing  hereby  agrees that he will continue to make the Phone System available for use to the Company through December 31, 2005. The Company acknowledges that the Phone System is provided "as-is" and that Vahlsing makes no warranty of any kind with respect to such Phone System.

         5. Release. Vahlsing, on behalf of himself, respectively, his successors, heirs, and assigns, hereby agrees to completely and irrevocably discharge and release the Company, its former and current directors, officers, employees and shareholders from any and all liabilities and obligations with respect to his relationship with the Company, other than the this Agreement as well as the Employment Agreement, the Registration Rights Agreement and the Warrant each executed concurrent herewith, as well as any and all claims, demands, actions, damages, lawsuits, obligations, promises, administrative actions, charges and causes of action, and/or liability whatsoever, both known and unknown, in law or in equity, involving any matter arising out of or in any way related, directly or indirectly, to any and all obligations, duties and liabilities under Vahlsing' investment in the Company, the employment relationship between Vahlsing and the Company, the business relationship between Vahlsing and the Company and/or that may have arisen by reason of Vahlsing's affiliation with the Company; provided that this agreement shall not limit Vahlsing's rights under previously established agreements and commitments of the Company to indemnify Vahlsing for his actions as an officer or director of the Company.

        6. Binding Nature. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors and permitted assigns, whether so expressed or not.

        7. Independent Representation. Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently appraised of its rights and responsibilities with regard to the substance of this Agreement.

        8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

        9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Rhode Island, exclusive of conflicts or choice of laws rules or comity.

        10. Enforceability. If any provision (or portion thereof) of this Agreement is adjudged invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless continue in full force and effect. In any such case, the provision deemed unenforceable shall be remade or interpreted by the parties in a manner that such provision shall be enforceable to preserve, to the maximum extent possible, the original intention and meaning thereof and such provision, as so modified or interpreted, shall remain in full force and effect thereafter.


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IN WITNESS  WHEREOF,  the parties have executed  this  Agreement on the date set forth above.

                                     ICOA, INC.

                                      By:
                                         ---------------------------------------
                                          Richard Schiffmann
                                          President



                                     ERWIN VAHLSING, JR.



                                     By:
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